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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
FOREST OIL CORPORATION

We consent to the incorporation by reference in (i) the Registration Statements (Nos. 2-74151, 2-76946, 33-2748 and 33-59504) on Form S-8 of Forest Oil Corporation—Retirement Savings Plan of Forest Oil Corporation, (ii) the Registration Statement (No. 33-48440) on Form S-8 of Forest Oil Corporation—1992 Stock Option Plan of Forest Oil Corporation, (iii) the Registration Statement (No. 333-49376) on Form S-4 of Forest Oil Corporation, (iv) the Registration Statement (No. 333-49376) on Form S-8 of Forest Oil Corporation—Forcenergy 1999 Stock Plan filed as Post Effective Amendment No. 1 to the Registration Statement of Forest Oil Corporation on Form S-4, (v) the Registration Statement (No. 333-35270) on Form S-3 of Forest Oil Corporation senior debt securities, subordinated debt securities, preferred stock, common stock or warrant securities issuable in one or more series, (vi) the Registration Statement (No. 333-05497) on Form S-8 of Forest Oil Corporation—Stock Incentive Plan, (vii) the Registration Statement (No. 333-81529) on Form S-8 of Forest Oil Corporation—Employee Stock Purchase Plan, (viii) the Registration Statement (No. 333-56506) on Form S-3 of Forest Oil Corporation, (ix) the Registration Statement (No. 333-62408) on Form S-8 of Forest Oil Corporation—2001 Stock Incentive Plan, and (x) the Registration Statement (No. 333-82254) on Form S-4 of Forest Oil Corporation—Offer to Exchange up to $160,000,000 of 8% Senior Notes due 2011, of our report dated February 12, 2002 relating to the consolidated balance sheets of Forest Oil Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of Forest Oil Corporation.
KPMG LLP
Denver, Colorado March 19, 2002

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CONSENT OF INDEPENDENT AUDITORS